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Exhibit 23.1

Independent Auditors' Consent


We consent to the incorporation by reference in post-effective Amendment No. 1 to Registration Statement No. 33-7053 on Form S-8, in Registration Statement No. 33-44700 on Form S-8, in Registration Statement 333-44024 on Form S-8, and in Registration Statement 333-46218 on Form S-8 of our report dated December 1, 2000 appearing in the Annual report on Form 10-K of Santa Fe Gaming Corporation for the year ended September 30, 2000.

Deloitte & Touche, L.L.P.
Las Vegas, Nevada
December 28, 2000

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